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                                                                   Exhibit 10.20
                                                                   -------------

                                                                  EXECUTION COPY


                             EMPLOYMENT AGREEMENT
                             --------------------

              AGREEMENT by and between ICON Holdings Corp., a corporation organized and existing under the laws of the State of New York (together with its subsidiary, ICON Capital Corp., as the content may require the "Company"), and John L. Lee (the "Employee"), dated as of April 1, 1997.

              In order to obtain Employee's service the Company and Employee have each decided to enter into this Employment Agreement.

              1.  Employment Period.
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              (a) The terms and conditions of this Agreement shall be and remain in effect during the continuation of the Employee's employment hereunder (the "Employment Period"). The Employment Period shall commence on the date hereof ("Effective Date") and shall continue for an initial term of 24 months ("Initial Period") and thereafter until terminated pursuant to the terms hereof.

              (b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Employee's employment during the Employment Period with notice for any reason; provided, however, that the relative rights and obligations of the Company and the Employee in the event of any such termination shall be determined under this Agreement.

              2.  Terms of Employment.
                  --------------------

              (a) Position and Duties.
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                     (i) Commencing on the Effective Date and for the remainder of the Employment Period, the Employee shall be engaged as Senior Vice President, General Counsel of the Company with an office located at 31 Milk Street, Boston, Massachusetts. Employee will report to the Chief Executive Officer of the Company and shall have such duties, responsibilities and authority as shall be consistent therewith and as the Chief Executive Officer of the Company shall from time to time reasonably determine; and

                     (ii) During the Employment Period, and excluding any
              periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote full business time to the business and affairs of the Company, except as
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              noted in Section 2(b)(x) and use all reasonable efforts to perform faithfully and efficiently such duties, responsibilities and authority.

              (b) Compensation.
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                     (i)   Base Salary. Effective as of the Effective Date,
                           ------------
         the Employee shall receive a base salary ("Base Salary") at a rate of $155,000 per year. The Board of Directors may, at its sole discretion, increase the Base Salary from the beginning of each subsequent fiscal year of the Company, based upon its review of the Company's and the Employee's performance;

                     (ii)   Annual Bonus. In addition to Base Salary, the
                            -------------
         Employee shall receive, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus"). Unless the Employee shall elect to defer the receipt of any part of the Annual Bonus, each such payment shall be paid promptly, but in no event more than thirty (30) days, after the Company's receipt of the audited financial statements of the Company for the fiscal year or, as the case may be, preparation of the Company's monthly management accounts for the relevant period. The Annual Bonus is expected to be in the $25,000 to $65,000 range, in the discretion of the Chief Executive Officer and depending upon your performance and profitability of the Company. However, for the fiscal year ending March 31, 1998, your Annual Bonus will be at least $25,000.

                     (iii)  Incentive, Savings and a Retirement Plans. During
                            ------------------------------------------
         the Employment Period, the Employee's family shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, applicable generally to other employees of the Company;

                     (iv)   Welfare Benefit Plans. During the Employment
                            ----------------------
         Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits currently entitled to under the Company's welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, major medical, hospital, prescription, dental, short-term and long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, if any);

                     (v)    Incentive Stock Option Plan. Employee shall
                            ----------------------------
         participate in a manner commensurate with his position in the Company in the incentive stock option plan shortly to be implemented for certain senior offices of the Company.

                     (vi)   Expenses. During the Employment Period, the
                            ---------
         Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by -the Employee in the performance of his duties hereunder;

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                      (vii) Vacation. The Employee should be entitled to at
                            ---------
         least three weeks annual paid vacation during the Employment Period and as Provided under the applicable personnel policies of the Company;

                      (viii) Payment Schedule. Base Salary shall be paid in
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         accordance with the regular payroll policies of the Company as determined by the Board of Directors from time to time but in no event frequently than monthly; and

          Automobile.  The Employee will be entitled to an automobile, which
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             will be leased and paid for by the Company (including insurance, maintenance, and normal operating cost including in fuel costs) and provided to the Employee during the Employment Period. The Employee may chose the make and model of the automobile so long as the monthly lease payment does not exceed $500 per month on a three year contract;

          Industry Participation. The Employee shall be encouraged to actively
          -----------------------
             participate in ELA including reasonable attendance at annual meetings and other important events at the Company's expense.

             3.  Termination of Employment.

             (a) Death or Disability. The Employee's employment shall
                 --------------------
terminate automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of the Employee has occurred during the Employment Period, it may give to the Employee written notice in accordance with this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 60 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers; provided, that the Employee shall be entitled, during the aforesaid 60 day period, to challenge any determination of Disability by such a physician, and in the event of such a challenge, the final decision shall be made by a physician selected by the Company's physician and the Employees physician.

             (b) Cause. The Company may terminate the Employee's employment
                 ------
during theEmployment Period for Cause. For purposes of this Agreement, "Cause" shall mean dishonest conduct in connection with the performance of Employee's duties hereunder, breach of fiduciary duty to the Company or its shareholders involving personal profits intentional failure to perform those duties stated in Section. 2(a)(i) under this Agreement, or fraud or conviction of a felony resulting in or intended to result in injury to the Company;

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              (c) By Employee. Employee may terminate this Agreement at any time
                  ------------
during the Employment Period if the Company fails to pay the Employee any amount due hereunder within five days after such payment is due or the Company fails to perform any of its material obligations hereunder ("Employee Termination").

              (d) Notice of Termination. Any termination by: the Company for
                  ----------------------
Cause or any Employee Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not mom than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or establishing the right to an Employee Termination shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

              (e) Date of Termination. "Date of Termination" means (i) if the
                  --------------------
Employee's employment is terminated by the Company for Cause or pursuant to an Employee Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

              (f) Right to Cure. Notwithstanding any provision herein to the
                  --------------
contrary, the Company or Employee, as applicable, Shall have a right to cure the matters giving rise to an Employee Termination or for Cause termination, respectively for a period of 30 days commencing upon the receipt of the Notice of Termination. If Company or Employee successfully cures such matters within such thirty-day period, the termination of this Agreement or any provision hereof noticed in such Notice of Termination shall be void and ineffective.

              4.  Obligations of the Company Upon Termination.
                  --------------------------------------------

              (a) Other Than for Cause. Death or Disability. If the Company
                  ---------------------
shall terminate the Employee's employment other than for Cause, Death or Disability, or in the event of an Employee Termination, the Company shall pay to the Employee in a lump sum in cash within 10 Business Days after his Date of Termination, the aggregate of the sum of (A) an amount equal to the remainder of the Base Salary and Annual Bonus and any other forms of compensation yet unpaid under this Agreement up to the date of expiration of the Initial Period or six months Base Salary,

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whichever is the greater, (B) any compensation previously deferred by the
Employee, (C) any accrued vacation pay, and (D) any accrued commissions yet unpaid.

              (b) Death: Disability. If the Employee's employment is terminated
                  ------------------
by reason of the Employee's death or Disability during the Employment Period, this Agreement shall without further obligations to the Employee or the Employee's legal representatives terminate as the case may be, under this Agreement, other than for payment of any deferred payments.

              (c) Cause: Voluntary Termination. If the Employee's employment
                  -----------------------------
shall be terminated for Cause during the Employment Period or in the Event the Employee voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to the Employee.

              5. Non-Competition. During the Employment Period and for a period
                 ----------------
of six (6) default under this Agreement, Employee shall not:

              (a) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant stockholder, joint venture or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position, engage or assist in activities, or have an active interest, of an ownership, executive, management or consulting nature in a business in the business of marketing and selling income fund products that would compete with the equipment leasing investment funds products of the Company actually being marketed at the time of termination;

              (b) directly or indirectly, either individually or as a principal partner, member, agent, employee, consultant, stockholder, joint venture or investor, or as a director or Officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position whatsoever, (i) divert or attempt to divert from the Company any business with any customer or prospective customer with which Employee has any business contact or business association which was either under Employee's supervision or the identity of which was learned by Employee while employed by the Company,
(ii) induce any salesmen, vendor, broker, dealer, representative, agent, or other person wanting business with the Company to transact business for a business in competition with the Company at the time of termination, or (iii) induce or cause any employee of the Company to leave the employ of the Company other than in the course of the loyal discharge of his duties.

     Notwithstanding the above, this Section 5 shall not prohibit the Employee from passively owning less than five percent (5%) of the shares of any corporation or entity that is publicly traded on a securities exchange or over-the-counter market.

              6.  Confidential Information.

              (a) From the date hereof and at all times thereafter, the Employee shall not at any time or in any manner, directly or indirectly, knowingly disclose to any party, other than the

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Company or at the request of the Company, any trade secrets or Confidential
Information (as defined below) of the Company while employed by the Company and for six (6) months after termination of employment. - As used herein, Confidential Information shall mean information known to or obtained by Employee as an employee of the Company and not generally known in the Company's industry and that relates in any way to the business of the Company at any time during the Employment Period, including without limitation any and all data bases, trade secrets, know-how, and other intellectual property obtained or developed during the Employment Period.

              (b) Employee acknowledges that during the course of his employment with the Company he may develop or otherwise acquire papers, files or other records involving or relating to trade secrets or Confidential Information. All such papers, files and other records shall be the exclusive property of the Company and shall together with any and all copies thereof, be returned to the Company upon the termination of Employee's employment with the Company.

              7. Specific Performance. The Employee acknowledges that the
                 ---------------------
covenants the Employee in Section 5 and Section 6 are special and that the Company will be irreparably harmed if the Employee's obligations thereunder are not specifically enforced and that the Company would not have an adequate remedy at law in the event of a violation or threatened violation thereof Therefore, the Employee agrees that the Company shall be entitled to seek an injunction or a remedy of specific performance for any actual or threatened violations or breach by the Employee without necessity of the Company showing actual damages or that monetary damages would not afford an adequate remedy. Employee shall have no personal monetary liability arising out of or in connection with this Agreement, except to the extent the Company suffers injury on account of the Employee's willful and intentional actions resulting in or intended to result in injury to the Company and only to the extent such willful and intentional actions result in personal gain to the Employee.

              8. Successors and Termination. This Agreement is personal to the
                 ---------------------------
Employee and without the prior written consent of the Company shall not be assigned by the Employee otherwise than by will or the laws of descent and distributions. This Agreement shall insure to the benefit of and be enforceable by the Employee's legal representatives. This Agreement may not be assigned by the Company without the prior written consent of Employee.

              9.  Miscellaneous.
                  --------------

              (a) The laws of the State of New York shall govern this Agreement and any interpretations or constructions thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives, as the case may be.

              (b) All notices and other communications shall be given by hand delivery to the other party or by registered or certified mail return receipt requested, postage prepaid, or by

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overnight courier or by facsimile with confirmed transmission (with a hard copy mailed) addressed as follows:

                   If to the Employee:
                   -------------------

                   John L. Lee
                   22 Burnished Avenue
                   Somerville, MA 02144

                   If to the Company:
                   ------------------

                   ICON Capital Corp.
                   600 Mamaroneck Avenue
                   Harrison, New York
                   Attention:  Chief Executive Officer


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressees

              (c) The invalidity or enforceability of any provision of not affects the validity or enforceability of any other provision of this Agreement.

              (d) The Company may withhold from my amounts payable under this Agreement such Federal state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation

              (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

              (f) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

              (g) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the words of any gender shall include each other's gender where appropriate.

              (h) Any disputes, controversies, or claims arising between the parties hereto arising out of or relating to this Agreement, or any provision thereof, or the breach, termination or invalidity hereof, or the rights and obligations created hereunder by the parties hereto (collectively

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"Disputes"), shall be finally determined and settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), as such are in force at the time a demand for arbitration is made, as described below.

                 (i) Any dispute, controversy or claim relating to this Agreement, or any provision thereof, or any breach or default in the performance of the terms and conditions hereof shall be settled by arbitration in the City of White Plains in accordance with the then-existing arbitration rules promulgated by the AAA. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                 (ii) In any arbitration proceeding under this Section 9(h), the rights of the parties shall be determined according to the governing law set forth in Section 9(a) above, and the arbitrators shall apply such law.

                 (iii) The prevailing party shall be entitled to recover from the non-prevailing party all costs and fees, including reasonable attorney's fees, incurred by such prevailing party in connection with such Dispute.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                    ------------------------------------
                                    John L. Lee

                                    ICON Holdings Corp.



                                    By
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